Exhibit 99.1

FOR IMMEDIATE RELEASE	OCTOBER 22, 2003

Investor Relations Contact:	Media Relations Contact:
Diana Matley	Kevin Brett
408-433-4365	408-433-7150
diana@lsil.com	kbrett@lsil.com

CC03-108

LSI Logic Reports Double-Digit Top-Line Growth

Third Quarter News Release Summary

•	Revenues of $450 million, 11 percent sequential growth.

•	GAAP* net loss of 8 cents per diluted share.

•	Net income, excluding special items**, of 4 cents per diluted share.

•	Gross margin of 41 percent.

•	Generated positive operating cash flow for sixth consecutive quarter.

•	Cash and short-term investments total $987 million at end of quarter.

Fourth Quarter Business Outlook

•	Projected sequential revenue growth of approximately 0-2 percent.

•	GAAP range of break-even to a net loss of 2 cents per share.

•	Net income per share, excluding special items, in the range of 3-5 cents.

*	Generally Accepted Accounting Principles

**	Acquisition-related amortization, restructuring and other special items.

- more -

LSI Logic Reports Q3 2003 Financial Results	Page 2 of 4
October 22, 2003

LSI LOGIC Q3 REVENUES UP 11 PERCENT;
STORAGE 2003 REVENUES ON COURSE FOR $1 BILLION;
FIRST RAPIDCHIPTM PRODUCTS SET TO SHIP IN Q4

Milpitas, California – LSI Logic Corporation (NYSE: LSI) today reported revenues of $450 million in the third quarter of 2003, an 11 percent sequential increase compared to the $407 million reported in the second quarter of 2003, and a decline of 8 percent compared to the $487 million reported in the third quarter of 2002.

Cash and short-term investments totaled $987 million at the end of the 2003-third quarter. The company generated positive operating cash flow for the sixth consecutive quarter and repurchased approximately $172 million in convertible notes, eliminating all current debt.

The 2003-third quarter GAAP* net loss was $32 million or 8 cents a diluted share, including a $25 million charge for restructuring. The 2003-second quarter GAAP net loss was $162 million or 43 cents a diluted share. The company reported a GAAP net loss of $28 million or 7 cents a diluted share in the 2002-third quarter.

Excluding special items**, third quarter net income was $17 million or 4 cents a diluted share compared to a second quarter net loss of $6 million or 2 cents a diluted share. The company reported net income, excluding special items, of $17 million or 4 cents a diluted share in the third quarter of 2002.

“LSI Logic’s double-digit top-line growth was paced by our Consumer business, which demonstrated seasonal third-quarter strength,” said Wilfred Corrigan, LSI Logic chairman and chief executive officer. “In Communications, our Enterprise Networking business is expected to continue its gradual growth pattern in the fourth quarter, while the WAN market remains under pressure. Our Storage Systems business is expanding and we anticipate strong sequential growth in the fourth quarter. Storage Components recorded key Ultra320 SCSI and RAID design wins in the third quarter and is gathering momentum for the fourth quarter. Combined, our two storage businesses are anticipated to contribute more than $1 billion in revenues this year.

“In the fourth quarter, we are forecasting 0-2% revenue growth and net income of 3-5 cents per share, excluding special items, and a break-even to a modest net loss on a GAAP basis. Our continuing R&D investments, our flexible

LSI Logic Reports Q3 2003 Financial Results	Page 3 of 4
October 22, 2003

manufacturing strategy and our strong cash balance have all enhanced LSI Logic’s competitive position heading into the projected industry upturn in 2004.”

“LSI Logic’s first RapidChip™ platform products are scheduled for shipment in the fourth quarter,” said Rick Marz, LSI Logic executive vice president of ASIC Technology. “We are confident that our cost sensitive, fast time-to-market RapidChip platform provides us with a significant competitive advantage in the strategic and growing global Platform ASIC market.”

Last month, LSI Logic signed a definitive agreement to sell the company’s Tsukuba, Japan manufacturing facility and extend its foundry usage. The transaction is scheduled to close in the fourth quarter. When this action is finalized, LSI Logic will have completed the consolidation of its internal manufacturing at the company’s Gresham campus, supplemented by strategic foundry engagements.

“During the third quarter, LSI Logic made further strides towards achieving GAAP profitability, generated positive operating cash flow for the sixth straight quarter, reduced operating expenses, eliminated all current debt and maintained nearly $1 billion in cash and short-term investments,” said Bryon Look, LSI Logic chief financial officer. “As a result of all of these actions, we have increased LSI Logic’s financial strength and strategic positioning in the global marketplace.”

LSI Logic Fourth Quarter Business Outlook

	GAAP*	Special Items**	Excluding Special Items

Revenue Growth	0-2% Sequentially		0-2% Sequentially
Gross Margin	41-42 percent		41-42 percent
Operating Expenses	$181 to $191 million	$20 to $25 million	$161 to $166 million
Net Other Income (Exp.)	$(2) to $(4) million		$(2) to $(4) million
Tax Provision	$6 million		$6 million
Earnings (Loss)/Share	$0.00 to $(0.02)	$(0.05) to $(0.06)	$0.03 to $0.05
Diluted Share Count	380 million		390 million

Common stock equivalents are excluded from share count in loss periods as a result of their anti-dilutive effect.

Capital spending is projected to be around $25 million in the fourth quarter, and less than $75 million in 2003.

LSI Logic Reports Q3 2003 Financial Results	Page 4 of 4
October 22, 2003

Fourth quarter depreciation and software amortization are expected to be approximately $37 million.

*	Generally Accepted Accounting Principles

**	Acquisition-related amortization, restructuring and other special items.

NOTE: The company’s financial guidance will be limited to the comments made on today’s public conference call and contained in the Fourth Quarter Business Outlook section of this news release.

LSI Logic Conference Call Information

LSI Logic will hold a conference call today at 2 p.m. PDT to discuss third quarter 2003 financial results. The number is 1-303-262-2175. Internet users can access the conference call by visiting http://www.lsilogic.com/investors. A replay of the call will be available today at approximately 5 p.m. PDT and will be available for 48 hours. The number is 1-800-405-2236 (International, 1-303-590-3000), passcode 555080#.

Safe Harbor for Forward Looking Statements: This news release and the statements by LSI Logic management include forward-looking statements that may involve a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from the actual future events or results. Forward-looking statements include projected sequential revenue growth in the fourth quarter, projections of growth in the storage components, storage systems, consumer, communications and enterprise networking businesses. Additional forward looking statements include forecasts of sequential revenue growth, operating expenses, projections of profitability, projections of the company’s fourth-quarter business outlook including, net other income, earnings, gross margins, tax provisions, capital spending, depreciation, acquisition-related amortization, restructuring expenses, other special items, common share count, the expected close of the sale of the Tsukuba manufacturing facility and the RapidChip platform generating new business in the fourth quarter. The company’s actual results in future periods may be materially different from any performance suggested in this news release. Risks and uncertainties to which the company is subject include, but are not necessarily limited to, fluctuations in the timing and volumes of customer demand, the rate of depletion of customer inventory buildup and the company’s achievement of revenue objectives, other financial targets, the development of new products, the timing and the success of new product introductions. Other risks and uncertainties include: the RapidChip platform continuing to generate new business and continuing to find traction with existing customers, the continued availability of appropriate levels of manufacturing capacity, the realization of benefits from the company’s strategic relationships, competing technologies, R&D investments, products and other competitive factors and investments and disruptions in general economic activity due to worsening global business conditions or caused by the effects of terrorist activities and armed conflict. The extent to which the company may not realize the cost savings it expects from the reduction in workforce and operating expenses as a result of the sale of the Tsukuba facility may also impact its future performance. The company operates in an industry sector where securities’ values are highly volatile and may be influenced by the cyclical nature of the industry, the unpredictability of the economy and other factors beyond the company’s control. For additional information, Readers are referred to the documents filed by LSI Logic with the SEC, and specifically the most recent reports on Form 10-K, 10-Q and 8-K. In the context of forward-looking information, reference is made to the discussion of risk factors described in the company’s SEC reports filed during the past 12 months.

About LSI Logic

LSI Logic Corporation (NYSE: LSI) is a leading designer and manufacturer of communications, consumer and storage semiconductors for applications that access, interconnect and store data, voice and video. In addition, the company supplies storage network solutions for the enterprise. LSI Logic is headquartered at 1621 Barber Lane, Milpitas, CA 95035. http://www.lsilogic.com

# # #

Editor’s Notes:

1.
All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsilogic.com.

2.	The LSI Logic logo design is a registered trademark of LSI Logic Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations Excluding Special Items
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended

	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2003	2002	2003	2002

Revenues	$450,227	$486,964	$1,230,225	$1,337,241

Costs and expenses:
Cost of revenues	265,243	288,433	751,780	823,974
Research and development	103,803	114,423	330,256	341,599
Selling, general and administrative	57,715	59,054	172,214	174,600

Total costs and expenses	426,761	461,910	1,254,250	1,340,173

Income/(loss) from operations	23,466	25,054	(24,025)	(2,932)
Interest expense	(6,971)	(10,079)	(23,116)	(41,399)
Interest income and other, net	6,463	9,470	24,969	15,737

Income/(loss) before income taxes	22,958	24,445	(22,172)	(28,594)
Provision for income taxes	6,000	7,938	18,000	18,188

Net income/(loss) excluding special items	$16,958	$16,507	$(40,172)	$(46,782)

Income/(loss) per share excluding special items:
Basic	$0.04	$0.04	$(0.11)	$(0.13)

Diluted	$0.04	$0.04	$(0.11)	$(0.13)

Shares used in computing per share amounts:
Basic	378,749	370,948	376,931	369,707

Diluted	386,962	372,538	376,931	369,707

Statements of operations excluding special items are intended to present the Company’s operating results, excluding special items described below, for the periods presented.

During the three month period ended September 30, 2003, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, restructuring of operations and other items, net, and other special items. The other special items consisted of losses associated with the repurchase of a portion of the Company’s Convertible Subordinated Notes and losses on miscellaneous asset sales.

During the nine month period ended September 30, 2003, the special items represented all the items mentioned above in addition to write downs on certain equity securities due to impairment, offset in part by gains on miscellaneous asset sales.

During the three month period ended September 30, 2002, the special items represented acquired in-process research and development, amortization of acquisition related items including intangibles and non-cash deferred stock compensation, restructuring of operations and other items, net, related to the revaluation of assets held for sale in accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” adopted by the Company on January 1, 2002, and other special items. The other special items consisted of gains associated with repurchases of a portion of the Company’s Convertible Subordinated Notes, gains on miscellaneous asset sales and a write down of certain equity securities.

During the nine month period ended September 30, 2002, the special items represented all the items mentioned above in addition to additional excess inventory and related charges and a $22 million tax benefit as a result of changes in the tax laws.

For the three and nine month periods ended September 30, 2003, the statements excluding special items are prepared using the Company’s calculated tax expense of $6,000 and $18,000, respectively when excluding special items. For the three and nine month periods ended September 30, 2002, the statements excluding special items are prepared using the Company’s calculated tax expense of $7,938 and $18,188 when excluding special items.

For the three months ended September 30, 2003 and 2002, 8,213 and 1,590 shares, respectively were considered dilutive common stock equivalents and included in the computation of diluted pro forma earnings per share. In computing the diluted pro forma loss per share for the nine month period ended September 30, 2003 and 2002, all common stock equivalents were excluded as a result of their antidilutive effect.

A reconciliation from pro forma net income/(loss) to the reported results is presented on the following page.

The format presented above is not intended to be in accordance with Generally Accepted Accounting Principles.

LSI LOGIC CORPORATION
Reconciliation of Net Income/(Loss) Excluding Special Items To GAAP Results
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended

	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2003	2002	2003	2002

Net income/(loss) excluding special items	$16,958	$16,507	$(40,172)	$(46,782)

Special items:
Additional excess inventory and related charges in cost of revenues	—	—	—	(45,526)
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation	(22,598)	(33,877)	(81,417)	(122,951)
Acquired in-process research and development	—	(1,922)	—	(1,922)
Restructuring of operations and other items, net	(24,516)	(12,985)	(184,709)	(71,640)
Other special items	(1,496)	4,651	(9,863)	4,651
Tax benefit	—	—	—	22,500

Total special items	(48,610)	(44,133)	(275,989)	(214,888)

Net loss	$(31,652)	$(27,626)	$(316,161)	$(261,670)

Basic income/(loss) per share:
Net income/(loss) excluding special items	$0.04	$0.04	$(0.11)	$(0.13)
Special items **	(0.12)	(0.11)	(0.73)	(0.58)

Net loss	$(0.08)	$(0.07)	$(0.84)	$(0.71)

Diluted income/(loss) per share*:
Net income/(loss) excluding special items	$0.04	$0.04	$(0.11)	$(0.13)
Special items **	(0.12)	(0.11)	(0.73)	(0.58)

Net loss	$(0.08)	$(0.07)	$(0.84)	$(0.71)

Shares used in computing per share amounts:
Basic	378,749	370,948	376,931	369,707

Diluted	378,749	370,948	376,931	369,707

*	In computing diluted loss per share for the three and nine month periods ended September 30, 2003 and 2002, all common stock equivalents were excluded as a result of their antidilutive effect.

**	This line item includes rounding adjustments.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended

	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2003	2002	2003	2002

Revenues	$450,227	$486,964	$1,230,225	$1,337,241

Costs and expenses:
Cost of revenues	265,243	288,433	751,780	869,500
Research and development	103,803	114,423	330,256	341,599
Selling, general and administrative	57,715	59,054	172,214	174,600
Acquired in-process research and development	—	1,922	—	1,922
Restructuring of operations and other items, net	24,516	12,985	184,709	71,640
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation *	22,598	33,877	81,417	122,951

Total costs and expenses	473,875	510,694	1,520,376	1,582,212

Loss from operations	(23,648)	(23,730)	(290,151)	(244,971)
Interest expense	(6,971)	(10,079)	(23,116)	(41,399)
Interest income and other, net	4,967	14,121	15,106	20,388

Loss before income taxes	(25,652)	(19,688)	(298,161)	(265,982)
Provision/ (benefit) for income taxes	6,000	7,938	18,000	(4,312)

Net loss	$(31,652)	$(27,626)	$(316,161)	$(261,670)

Loss per share:
Basic	$(0.08)	$(0.07)	$(0.84)	$(0.71)

Diluted **	$(0.08)	$(0.07)	$(0.84)	$(0.71)

Shares used in computing per share amounts:
Basic	378,749	370,948	376,931	369,707

Diluted	378,749	370,948	376,931	369,707

*	The amortization of acquisition related items including intangibles and non-cash deferred stock compensation for the three month period ended September 30, 2003 are comprised of the following items:

Amortization of intangibles	$19,200
Amortization of non-cash deferred stock compensation	3,398

$22,598

**	In computing diluted loss per share for the three and nine month periods ended September 30, 2003 and 2002, all common stock equivalents were excluded as a result of their antidilutive effect.

LSI LOGIC CORPORATION
Consolidated Condensed Balance Sheets
(In Millions)
(Unaudited)

	September 30,	December 31,
	2003	2002

Assets
Current assets:
Cash and short-term investments	$987.0	$990.0
Accounts receivable, net	264.3	248.6
Inventories	203.2	194.5
Prepaid expenses and other current assets	189.9	193.0

Total current assets	1,644.4	1,626.1
Property and equipment, net	485.3	747.0
Goodwill and other intangibles	1,148.1	1,251.0
Other assets	579.7	518.6

Total assets	$3,857.5	$4,142.7

Liabilities and Stockholders’ Equity
Current liabilities:
Other current liabilities	$444.1	$397.4
Current portion of long-term debt, capital lease obligations and short-term borrowings	0.4	0.4

Total current liabilities	444.5	397.8
Long-term debt and capital lease obligations	1,126.5	1,241.2
Deferred tax and other long-term liabilities	263.8	196.9

Total liabilities	1,834.8	1,835.9
Minority interest in consolidated subsidiaries	7.1	6.5

Stockholders’ equity:
Common stock	2,941.3	2,958.0
Deferred stock compensation	(28.0)	(51.2)
Accumulated deficit	(928.4)	(612.2)
Accumulated other comprehensive income	30.7	5.7

Total stockholders’ equity	2,015.6	2,300.3

Total liabilities and stockholders’ equity	$3,857.5	$4,142.7

LSI LOGIC CORPORATION
Statement of Cash Flows
(In thousands, except where noted)
(Unaudited)

	Three Months Ended		Nine Months Ended

	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2003	2002	2003	2002

Operating Activities:
Net loss	(31,652)	(27,626)	(316,161)	(261,670)
Adjustments:
Depreciation & amortization *	56,504	83,827	208,615	259,755
Amortization of non-cash deferred stock compensation	3,398	14,204	22,825	64,973
Acquired in-process research and development	—	1,922	—	1,922
Non-cash restructuring and non-recurring items	18,505	12,985	145,828	56,473
Loss on write down of equity securities, net of gain on sales	(31)	9,905	9,043	9,905
Loss/(gain) on repurchase of Convertible Subordinated Notes	1,162	(11,574)	3,191	(11,574)
(Gain)/loss on sales of property and equipment	410	799	(2,150)	3,955
Changes in deferred tax assets and liabilities	(131)	392	(94)	(2,779)
Changes in working capital components, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(23,273)	(56,996)	(14,773)	(106,573)
Inventories	2,990	(15,016)	(7,050)	46,099
Prepaid expenses and other assets	10,709	20,655	63,149	11,347
Accounts payable	(13,366)	20,538	(1,338)	(20,860)
Accrued and other liabilities	9,114	436	27,319	(3,300)

Net cash provided by operating activities	34,339	54,451	138,404	47,673

Investing activities:
Purchases of debt and equity securities available-for-sale	(585,793)	(345,493)	(1,995,322)	(1,283,235)
Maturities and sales of debt and equity securities available-for-sale	434,138	433,330	1,890,065	1,061,153
Purchases of equity securities	—	(1,000)	—	(10,894)
Purchases of property and equipment	(17,257)	(12,939)	(48,775)	(30,112)
Proceeds from sale of property and equipment	1,822	1,058	13,677	2,927
Proceeds from the sale leaseback of equipment	—	—	160,000	—
Deposit toward the expected sale of the Japan manufacturing facility	4,869	—	4,869	—
Increase in non-current assets and deposits	—	—	(390,135)	(8,920)
Decrease in non-current assets and deposits	12,239	—	256,606	9,156
Acquisition of companies, net of cash acquired	—	(50,472)	—	(50,472)

Net cash (used in) / provided by investing activities	(149,982)	24,484	(109,015)	(310,397)

Financing activities:
Proceeds from borrowings	—	—	350,000	—
Repurchase of Convertible Subordinated Notes	(173,396)	(50,626)	(461,983)	(50,626)
Cash paid for call spread options	—	—	(28,000)	—
Debt issuance costs	(370)	—	(10,936)	—
Repayment of debt obligations	(90)	(396)	(264)	(247)
Issuance of common stock	1,873	—	17,763	26,249

Net cash used in financing activities	(171,983)	(51,022)	(133,420)	(24,624)

Effect of exchange rate changes on cash and cash equivalents	1,215	(2,465)	4,937	1,600

(Decrease)/increase in cash and cash equivalents	(286,411)	25,448	(99,094)	(285,748)
Cash and cash equivalents at beginning of period	636,164	445,942	448,847	757,138

Cash and cash equivalents at end of period	349,753	471,390	349,753	471,390

*	Depreciation of fixed assets, amortization of intangible assets, software, capitalized intellectual property, debt issuance costs and deferred gains on cancelled interest rate swaps.

LSI LOGIC CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended

	Sept. 30,	June 30,	Sept. 30,
	2003	2003	2002

Semiconductor revenues	$346.4	$306.2	$400.3
Storage Systems revenues	$103.8	$101.0	$86.7
Total revenues	$450.2	$407.2	$487.0
Percentage change in revenues-qtr./qtr. ( a )	10.6%	9.2%	11.2%
Percentage change in revenues-yr./yr. ( b )	-7.6%	-7.0%	22.8%
Days sales outstanding	53	53	56
Days of inventory	69	78	70
Current ratio	3.7	2.9	3.4
Quick ratio	2.8	2.2	2.4
R&D as a percentage of revenues	23.1%	27.3%	23.5%
SG&A as a percentage of revenues	12.8%	14.0%	12.1%
Gross margin as a percentage of revenues	41.1%	41.4%	40.8%
Employees ( c )	4,915	5,044	5,508
Revenues per employee (in thousands) ( d )	$366.4	$322.9	$353.7
Diluted shares (in thousands)	378,749	376,619	370,948
Selected Cash Flow information
Purchases of property and equipment	$17.3	$13.0	$12.9
Depreciation / amortization ( e )	$36.8	$41.8	$59.1

(a)	Represents sequential quarter growth in revenues.

(b)	Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

(c)	Actual number of employees at the end of each period presented.

(d)	Revenue per employee is calculated by annualizing revenue for each quarter presented and dividing it by the number of employees.

(e)	Represents depreciation of fixed assets and amortization of software.